UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 18, 2013

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(253) 924-2345

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Offering of Common Shares

On June 18, 2013, Weyerhaeuser Company (“Weyerhaeuser”) entered into an Underwriting Agreement (the “Common Underwriting Agreement”) with Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), pursuant to which Weyerhaeuser agreed to issue and sell to the Underwriters 29,000,000 of its common shares (the “Common Shares”). The public offering price of the Common Shares is to be $27.75. The net proceeds from the offering will be approximately $780 million after deducting underwriting discounts and estimated offering expenses (or approximately $897 million if the underwriters exercise their option to purchase up to 4,350,000 additional Common Shares in full). Weyerhaeuser intends to use the net proceeds of the offering, if completed, as partial consideration to finance its previously announced acquisition of all of the equity interests in Longview Timber LLC.

The Common Underwriting Agreement contains customary representations, warranties and agreements by Weyerhaeuser, and customary conditions to closing, indemnification obligations of Weyerhaeuser and the Underwriters, including for liabilities under the Securities Act of 1933 (the “Securities Act”), other obligations of the parties and termination provisions.

The Common Shares will be sold pursuant to Weyerhaeuser’s automatic shelf registration statement on Form S-3 (Registration No. 333-182403) under the Securities Act. Weyerhaeuser has filed with the Securities and Exchange Commission (the “Commission”) a final prospectus supplement, dated June 18, 2013 (the “Common Prospectus Supplement”), together with the accompanying prospectus dated June 28, 2012, relating to the offering and sale of the Common Shares.

For a complete description of the terms and conditions of the Common Underwriting Agreement, please refer to the Common Underwriting Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 1.1.

Offering of 6.375% Mandatory Convertible Preference Shares, Series A

On June 18, 2013, Weyerhaeuser entered into an Underwriting Agreement (the “Preference Underwriting Agreement”) with Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as the representatives of the several underwriters named on Schedule I thereto (the “Preference Underwriters”), pursuant to which Weyerhaeuser agreed to issue and sell to the Preference Underwriters 12,000,000 of its 6.375% Mandatory Convertible Preference Shares, Series A (the “Mandatory Convertible Preference Shares”). The public offering price of the Mandatory Convertible Preference Shares is to be $50.00. The net proceeds from the offering will be approximately $668 million after deducting underwriting discounts and estimated offering expenses, including proceeds resulting from the underwriters’ exercise of their option to purchase an additional 1,800,000 Mandatory Convertible Preference Shares. Weyerhaeuser intends to use the net proceeds of the offering, if completed, as partial consideration to finance its previously announced acquisition of all of the equity interests in Longview Timber LLC.

The Preference Underwriting Agreement contains customary representations, warranties and agreements by Weyerhaeuser, and customary conditions to closing, indemnification obligations of Weyerhaeuser and the Preference Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Mandatory Convertible Preference Shares will be sold pursuant to Weyerhaeuser’s automatic shelf registration statement on Form S-3 (Registration No. 333-182403) under the Securities Act. Weyerhaeuser has filed with the Commission a final prospectus supplement, dated June 18, 2013 (the “Preference Prospectus Supplement”), together with the accompanying prospectus dated June 28, 2012, relating to the offering and sale of the Mandatory Convertible Preference Shares.

For a complete description of the terms and conditions of the Preference Underwriting Agreement, please refer to the Preference Underwriting Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 1.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: See Exhibit Index following the signature page of this Report, which is incorporated by reference here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEYERHAEUSER COMPANY

June 21, 2013	By:	/s/ Jerald W. Richards
Name: Jerald W. Richards Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement relating to the Common Shares, dated June 18, 2013, between Weyerhaeuser Company and Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters

1.2	Underwriting Agreement relating to the Mandatory Convertible Preference Shares, dated June 18, 2013, between Weyerhaeuser Company and Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters

5.1	Opinion of Devin W. Stockfish, Esq., Assistant General Counsel of Weyerhaeuser Company, relating to Registrant’s common shares (including the consent required with respect thereto)

5.2	Opinion of Devin W. Stockfish, Esq., Assistant General Counsel of Weyerhaeuser Company, relating to Registrant’s 6.375% Mandatory Convertible Preference Shares, Series A (including the consent required with respect thereto)

8.1	Opinion of KPMG LLP as to certain tax matters

8.2	Consent of KPMG LLP

8.3	Opinion of Covington & Burling LLP as to certain tax matters relating to Registrant’s common shares (including the consent required with respect thereto)

8.4	Opinion of Covington & Burling LLP as to certain tax matters relating to Registrant’s 6.375% Mandatory Convertible Preference Shares, Series A (including the consent required with respect thereto)